EXHIBIT 99.1

Hispanica International CEO Updates Shareholders

Management Files Second Quarter Results and Files New Corporate Presentation

NEW YORK, New York- January 19, 2018- Hispanica International, Inc. (OTCQB: HISP) (the “Company”), a brand accelerator focused on exotic brands in the alternative beverage and snack industry, has released its latest Corporate Presentation and CEO’s Letter to Shareholders. Below are some of the highlights:

During 2017, Hispanica International, Inc. (HISP), dba Hispanica International Delights of America, Inc, achieved the following milestones:

(1)	Paid off two Convertible Debt Notes with institutional investors, and prevented dilution from convertibility, which would have otherwise occurred.

(2)	Acquired the Victoria’s Kitchen Brand, a SharkTank® featured company, to enhance our product offerings to a higher end segment.

(3)	Generated over $1M in the first quarter of our current fiscal year, our highest quarter to date.

(4)	Showed a 17% gain in revenues in the recent second quarter from the comparable quarter a year ago.

(5)	Signed a purchase agreement to acquire The Giant Beverage Company, Inc. in our home territory of New York City. The final stages of the Giant audit are being completed. Our goal with the Giant acquisition is to double the size of our business and provide additional growth opportunities.

(6)	Engaged a new marketing team to finalize our current product developments as well as revamping our social media outlets, including our website.

HISP will continue its efforts to seek the best opportunities to enhance shareholder value by driving more revenues through our existing businesses as well as striving to achieve a positive EBIDTA within the current calendar year.

For more information, please read the 8K filed with the SEC on January 19, 2018 or download the New Corporate Presentation at http://www.hispanicainternational.com/pages/investor-relations

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About Hispanica International, Inc.

Hispanic International, Inc. (HISP) is a public company founded in 2013. Formed as an ethnic food and beverage company, HISP has leveraged innovation to re-shift its focus into a brand accelerator with the goal of expanding its portfolio of all-natural exotic flavored beverage and snack brands. The HISP accelerator backs beverage/snack companies, which it can acquire, by building a proprietary distribution platform to enhance its own brands and position them for mass market entry.

Based in New York, HISP plans to continue investing in companies focused primarily in the beverage sector, while adding snacks to their portfolio over time. HISP will continue to focus on all-natural exotic flavors, as well as health and wellness-related products, consumer snacking, grocery and health trends. HISP will continue to accelerate beverage and snack companies at different stages, from start-ups to established brands.

HISP is also committed in building long-term relationships with its consumers by offering superior, high quality products at competitive prices. HISP is headquartered in New York and currently has distribution operations in New York City Tri-State Region, Washington DC Metro Area, as well as in Los Angeles and the Northern California Region.

For more information on Hispanica International, Inc. please visit

http://www.hispanicainternational.com

SAFE HARBOR ACT

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. No information in this press release or the Corporate Presentation should be construed in any way whatsoever as an indication of Hispanica’s future revenues, financial performance or stock price. More information about the potential factors that could affect the business and financial results is and will be included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Investors and Corporate Relations

Please Contact: corporaterelations@hidainc.com

info@hida.com

1(866) 928-5070

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